                                                                     EXHIBIT 5.1

                               UNOCAL CORPORATION
                              2141 Rosecrans Avenue
                                   Suite 4000
                           El Segundo California 90245
                            Telephone (310) 726-7763
                            Facsimile (310) 726-7877

                                [UNOCAL 76 LOGO]


Charles O. Strathman
Vice President and Chief Legal Officer



                                February 11, 2003


Union Oil Company of California
Unocal Corporation
Unocal Capital Trust II
2141 Rosecrans Avenue, Suite 4000
El Segundo, California 90245

RE: Registration Statement on Form S-3
    ----------------------------------

Ladies and Gentlemen:

         As Vice President and Chief Legal Officer of Union Oil Company of California, a California corporation (the "Company"), and Unocal Corporation, a Delaware corporation ("Unocal"), and as counsel for Unocal Capital Trust II, a Delaware statutory trust (the "Trust"), I have examined, or caused to be examined by attorneys working under my direction, the Registration Statement on Form S-3 (the "Registration Statement"), including the exhibits thereto, which the Company, Unocal and the Trust propose to file with the Securities and Exchange Commission (the "Commission") concurrently with the delivery of this letter.

         The Registration Statement relates to the registration under the Securities Act of 1933, as amended (the "Securities Act"), for offering and sale from time to time on a continuous or delayed basis pursuant to Rule 415 under the Securities Act, of up to $1,200,000,000 aggregate public offering price (or $1,538,800,000, pursuant to Rule 429 under the Securities Act, including $338,800,000 aggregate offering price of Securities (as defined below) registered and remaining unissued under the registration statement on form S-3 filed by the Company, Unocal and the Trust with the Commission on July 2, 1998 (Registration Nos. 333-58415, 333-58415-01 and 333-58415-02)), without allocation as to class of securities, of (i) debt securities of the Company, consisting of unsecured notes, debentures or other evidences of indebtedness, which may be either senior (the "Company Senior Debt Securities") or subordinated (the "Company Subordinated Debt Securities") and issuable in one or more series, in each case, together with guarantees of Unocal as to the payment of principal, interest and premium, if any, thereof (the "Unocal Debt Securities Guarantees" and, together with the Company Senior Debt Securities and the


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Unocal Oil Company of California
Unocal Corporation
Unocal Capital Trust II
February 11, 2003
Page 2

Company Subordinated Debt Securities, the "Company Debt Securities"); (ii) warrants of the Company and Unocal to purchase Company Debt Securities (the "Debt Warrants"), which may be issued independently or together with any series of Company Debt Securities; (iii) shares of Preferred Stock, par value $0.10 per share, of Unocal (the "Unocal Preferred Stock"), issuable in one or more series;
(iv) shares of Common Stock, par value $1.00 per share, of Unocal (the "Unocal Common Stock"), together with associated Preferred Share Purchase Rights of Unocal (the "Rights"); (v) warrants of Unocal to purchase Unocal Preferred Stock and Unocal Common Stock (the "Equity Warrants"), which may be issued independently or together with shares of Unocal Preferred Stock or Unocal Common Stock; (vi) Trust Preferred Securities (the "Trust Preferred Securities") of the Trust, together with the guarantee thereof of Unocal to the extent set forth in such guarantee (the "Preferred Securities Guarantee"); (vii) Junior Subordinated Debentures of Unocal (the "Unocal Subordinated Debentures"), as to which the Trust Preferred Securities would represent indirect undivided beneficial interests; (viii) stock purchase contracts of Unocal (the "Unocal Stock Purchase Contracts"), requiring or entitling the holder thereof to purchase from Unocal, or Unocal to sell to such holder, Unocal Common Stock or Unocal Preferred Stock; and (ix) stock purchase units of Unocal (the "Unocal Stock Purchase Units") consisting of (1) a Unocal Stock Purchase Contract and (2) a beneficial interest in Company Debt Securities, Trust Preferred Securities and/or debt obligations of third parties. The shares of Unocal Preferred Stock and Unocal Common Stock may be issued either directly, upon the conversion or exchange of Company Debt Securities, pursuant to Unocal Stock Purchase Contracts, upon the exercise of Equity Warrants or, in the case of shares of Unocal Common Stock, upon the conversion of shares of Unocal Preferred Stock or the Trust Preferred Securities and underlying Unocal Subordinated Debentures. The Rights will be issued only with, and initially represented by the certificates for and transferable only with, shares of Unocal Common Stock. All of the foregoing securities are hereinafter referred to collectively as the "Securities."

         The Securities will be offered and sold in the manner described in the Registration Statement, in the applicable prospectus contained therein (each a "Prospectus" and, together, the "Prospectuses") and in supplements to a Prospectus describing in detail the particular issue or series of Securities offered thereby (each a "Prospectus Supplement"), each as filed with the Commission. The Company Senior Debt Securities and related Unocal Debt Securities Guarantees will be issued under the Indenture, dated as of February 3, 1995 (the "Company Senior Debt Indenture"), among the Company, Unocal and Chemical Trust Company of California (which was succeeded by merger, effective as of November 15, 1997, by Chase Manhattan Bank and Trust Company, National Association, which was in turn succeeded by merger, effective as of December 1, 2001, by J.P. Morgan Trust Company, National Association), as Trustee, and the Company Subordinated Debt Securities and related Unocal Debt Securities Guarantees will be issued under an indenture (the "Company Subordinated Debt Indenture" and, together with the Company Senior Debt Indenture, the "Company Debt Indentures") to be entered into among the Company, Unocal and a Trustee to be determined in the future.

         The Company Debt Indentures will incorporate by reference the Standard Multiple-Series Indenture Provisions, January 1991, of the Company and Unocal, dated as of January 2, 1991

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Unocal Oil Company of California
Unocal Corporation
Unocal Capital Trust II
February 11, 2003
Page 3

(the "Standard Company Debt Indenture Provisions"). The Debt Warrants and Equity Warrants will be issued pursuant to warrant agreements (each a "Warrant Agreement") to be entered into among the Company and/or Unocal and one or more Warrant Agents to be determined in the future. The Trust Preferred Securities will be issued pursuant to an Amended and Restated Declaration of Trust of the Trust (the "Trust Agreement"), to be entered into among Unocal, as Sponsor of the Trust, Darrell D. Chessum, Daniel A. Franchi and Richard L. Walton, as the Regular Trustees, The Bank of New York, as the Institutional Trustee, and The Bank of New York (Delaware), as the Delaware Trustee. The Preferred Securities Guarantee will be issued pursuant to a Preferred Securities Guarantee Agreement to be entered into between Unocal and The Bank of New York, as the Guarantee Trustee. The Unocal Subordinated Debentures will be issued pursuant to the Multiple Series Indenture, dated as of September 11, 1996 (the "Base Indenture"), between Unocal and The Bank of New York, as Trustee, and a Second Supplemental Indenture (the "Supplemental Indenture" and, together with the Base Indenture, the "Unocal Subordinated Debt Indenture") to be entered into between Unocal and The Bank of New York, as Trustee. The Rights will be issued pursuant to the Rights Agreement, dated as of January 5, 2000, as amended as of March 27 and August 2, 2002 (the "Rights Agreement"), between Unocal and Mellon Investor Services, LLC, as Rights Agent. Forms of the Company Debt Indentures, the Standard Company Debt Indenture Provisions, the Company Debt Securities, the Warrant Agreements (including annexed forms of warrant certificates) the Trust Agreement (including an annexed form of the Trust Preferred Securities), the Preferred Securities Guarantee Agreement, the Base Indenture, the Supplemental Indenture (including an annexed form of the Unocal Subordinated Debentures) and the Rights Agreement (including amendments) are included as exhibits to the Registration Statement.

         This opinion is rendered in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K of the Commission.

         I am familiar with the actions heretofore taken by the Boards of Directors and officers of the Company and Unocal and the Regular Trustees of the Trust in connection with the preparation and filing of the Registration Statement, the authorization of the Company Debt Indentures, the Base Indenture, the Rights Plan and certain related matters. I have examined, or caused to be examined by such attorneys working under my direction, and have considered such questions of law and fact and such instruments, documents and records as I or they have deemed relevant and necessary for the basis of the opinions expressed below.

         I have relied, as to certain matters of fact, on information obtained from public officials, officers of the Company and Unocal, the Regular Trustees of the Trust and other sources believed by me to be responsible; and I have assumed that the signatures (other than signatures executing documents on behalf of the Company and Unocal and other than signatures of the Regular Trustees of the Trust) on all documents examined or caused to be examined by me are genuine, that all documents submitted to me as originals are authentic, and that all documents submitted to me as copies conform with the originals, which assumptions I have not independently verified. Also, I have relied, as to certain legal matters, on advice of such attorneys work-

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Unocal Oil Company of California
Unocal Corporation
Unocal Capital Trust II
February 11, 2003
Page 4

ing under my direction who are more familiar with such matters, as described in the preceding paragraph.

         The opinions expressed below are limited to the laws of the State of California, the Delaware General Corporation Law and the Federal laws of the United States, all as currently in effect, to the exclusion of all other jurisdictions and all other laws of the State of Delaware.

         The opinions expressed below are subject to the conditions that the Registration Statement shall have become effective under the Securities Act, that the applicable Indenture shall have been qualified under the Trust Indenture Act of 1939, as amended, and that all applicable provisions of the "Blue Sky" and securities laws of the various states and other jurisdictions in which the Securities may be offered and sold shall have been complied with.

         The opinions expressed in Paragraphs 1, 2, 3, 6, 10, 11 and 13 below, relating to whether the Securities described therein will be validly issued and binding obligations of the Company and/or Unocal, are subject to the exception that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights generally, (ii) general principles of equity, regardless of whether enforcement is sought in a proceeding in equity or at law, (iii) requirements that a claim with respect to any Securities denominated other than in United States dollars (or a judgment denominated other than in United States dollars in respect of such a claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law, and (iv) governmental authority to limit, delay or prohibit the making of payments outside the United States or in a foreign currency, composite currency or currency unit. In addition, I express no opinion with respect to the validity and binding nature of the obligations of the Company and Unocal with respect to any Securities that may be indexed or linked to any foreign currency, composite currency, currency unit, commodity price, financial or non-financial index or other factors.

         Based upon and subject to the foregoing, I am of the opinion that:

          1. When the applicable Company Debt Indenture under which any Company Debt Securities of any series are to be issued has been duly executed and delivered by the parties thereto, all requisite corporate action has been taken by the Company and Unocal to establish the terms of and to authorize the issuance of such Company Debt Securities under the applicable Company Debt Indenture and the consideration to be received therefor, and such Company Debt Securities have been duly completed and duly executed, authenticated, issued and delivered, against payment therefor of the consideration specified by such corporate action, in accordance with the applicable Company Debt Indenture and in the manner described in such corporate action and in the Registration Statement, the applicable Prospectus and the applicable Prospectus Supplement, such Company Debt Securities will be validly issued and binding obligations of the Company and Unocal.

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Unocal Oil Company of California
Unocal Corporation
Unocal Capital Trust II
February 11, 2003
Page 5

          2. When all requisite corporate action has been taken by the Company and Unocal to establish the terms of and to authorize the issuance of any series of Debt Warrants and to authorize a Warrant Agreement relating thereto, the applicable Company Debt Indenture under which Company Debt Securities of any series are to be issued upon the exercise of such Debt Warrants has been duly executed and delivered by the parties thereto, all requisite corporate action has been taken to establish the terms of and to authorize the issuance of such Company Debt Securities under the applicable Company Debt Indenture upon the exercise of such Debt Warrants and the consideration to be received therefor upon such exercise, the applicable Warrant Agreement has been duly executed and delivered by the parties thereto and certificates evidencing such Debt Warrants have been duly completed and duly executed, countersigned, issued and delivered, against payment therefor of the consideration specified by such corporate action, in accordance with the applicable Warrant Agreement and in the manner described in such corporate action and in the Registration Statement, the applicable Prospectus and the applicable Prospectus Supplement, such Debt Warrants will be validly issued and binding obligations of the Company and Unocal.

          3. When the applicable Company Debt Indenture under which Company Debt Securities of any series are to be issued upon the exercise of any series of Debt Warrants has been duly executed and delivered by the parties thereto, all requisite corporate action has been taken by the Company and Unocal to establish the terms of and to authorize the issuance of such Company Debt Securities under the applicable Company Debt Indenture upon the exercise of such Debt Warrants and the consideration to be received therefor upon such exercise, such Debt Warrants have been duly and validly issued in the manner contemplated by Paragraph 2 above and exercised in accordance with their terms and the terms of the applicable Warrant Agreement and in the manner described in the Registration Statement, the applicable Prospectus and the applicable Prospectus Supplement, and such Company Debt Securities have been duly completed and duly executed, authenticated, issued and delivered, against payment therefor of the consideration specified by such corporate action, upon such exercise in accordance with the applicable Company Debt Indenture and the applicable Warrant Agreement and in the manner described in such corporate action and in the Registration Statement, the applicable Prospectus and the applicable Prospectus Supplement, such Company Debt Securities will be validly issued and binding obligations of the Company and Unocal.

          4. When all requisite corporate action, including the adoption of appropriate resolutions by the Board of Directors and/or a duly authorized committee thereof (the "Board Resolutions"), has been taken by Unocal to establish the terms of and to authorize the issuance of any shares of any series of Unocal Preferred Stock, the consideration to be received therefor and a form of certificate evidencing such shares of such series, a certificate setting forth the voting powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions (the "Certificate of Designations") of such series has been duly executed and filed with the Secretary of State of the State of Delaware, and certificates evidencing such shares have been duly executed, countersigned, issued and delivered, against payment therefor of the consideration specified in such Board Resolutions, in the manner

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Unocal Oil Company of California
Unocal Corporation
Unocal Capital Trust II
February 11, 2003
Page 6

described in such Board Resolutions and in the Registration Statement, the applicable Prospectus and the applicable Prospectus Supplement, such shares of such series of Unocal Preferred Stock will be validly issued, fully paid and nonassessable.

          5. When all requisite corporate action, including the adoption of appropriate Board Resolutions, has been taken by Unocal to authorize the issuance of any shares of Unocal Common Stock and the consideration to be received therefor, and certificates evidencing such shares have been duly executed, countersigned, issued and delivered, against payment therefor of the consideration specified in such Board Resolutions, in the manner described in such Board Resolutions and in the Registration Statement, the applicable Prospectus and the applicable Prospectus Supplement, such shares of Unocal Common Stock will be validly issued, fully paid and nonassessable.

          6. When all requisite corporate action, including the adoption of appropriate Board Resolutions, has been taken by Unocal to establish the terms of and to authorize the issuance of any series of Equity Warrants and to authorize a Warrant Agreement relating thereto, to establish the terms of and to authorize the issuance of shares of any series of Unocal Preferred Stock or to authorize the issuance of any shares of Unocal Common Stock, as the case may be, upon the exercise of such Equity Warrants and the consideration to be received therefor upon such exercise, and to authorize a form of certificate evidencing such shares of any such series of Unocal Preferred Stock, the Certificate of Designations of any such series of Unocal Preferred Stock has been duly executed and filed with the Secretary of State of the State of Delaware, the applicable Warrant Agreement has been duly executed and delivered by the parties thereto and certificates evidencing such Equity Warrants have been duly completed and duly executed, countersigned, issued and delivered, against payment therefor of the consideration specified in such Board Resolutions, in accordance with the applicable Warrant Agreement and in the manner described in such Board Resolutions and in the Registration Statement, the applicable Prospectus and the applicable Prospectus Supplement, such Equity Warrants will be validly issued and binding obligations of Unocal.

          7. When all requisite corporate action, including the adoption of appropriate Board Resolutions, has been taken by Unocal to establish the terms of and to authorize the issuance of any shares of any series of Unocal Preferred Stock or to authorize the issuance of any shares of Unocal Common Stock, as the case may be, upon the conversion or exchange of Company Debt Securities of any series providing for such conversion or exchange and the consideration to be received therefor upon such conversion or exchange, and to authorize a form of certificate evidencing any such shares of any such series of Unocal Preferred Stock, the Certificate of Designations of any such series of Unocal Preferred Stock has been duly executed and filed with the Secretary of State of the State of Delaware, such Company Debt Securities have been duly and validly issued in the manner contemplated by Paragraph 1 or 3 above and surrendered to Unocal or its duly authorized agent for conversion or exchange, as the case may be, in accordance with their terms and the terms of the applicable Company Debt Indenture, and certificates evidencing such shares of such series of Unocal Preferred Stock or such shares of Unocal Common Stock, as

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Unocal Oil Company of California
Unocal Corporation
Unocal Capital Trust II
February 11, 2003
Page 7

the case may be, have been duly executed, countersigned, issued and delivered, against receipt by Unocal of the consideration specified in such Board Resolutions, upon such conversion or exchange in accordance with the terms of such Company Debt Securities and the terms of the applicable Company Debt Indenture, such shares of such series of Unocal Preferred Stock or such shares of Unocal Common Stock, as the case may be, will be validly issued, fully paid and nonassessable.

          8. When all requisite corporate action, including the adoption of appropriate Board Resolutions, has been taken by Unocal to establish the terms of and to authorize the issuance of any shares of any series of Unocal Preferred Stock or to authorize the issuance of any shares of Unocal Common Stock, as the case may be, upon the exercise of any series of Equity Warrants and the consideration to be received therefor upon such exercise, and to authorize a form of certificate evidencing any such shares of any such series of Unocal Preferred Stock, the Certificate of Designations of any such series of Unocal Preferred Stock has been duly executed and filed with the Secretary of State of the State of Delaware, such Equity Warrants have been duly and validly issued in the manner contemplated by Paragraph 6 above and exercised in accordance with their terms and the terms of the applicable Warrant Agreement and in the manner described in the Registration Statement, the applicable Prospectus and the applicable Prospectus Supplement, and certificates evidencing such shares of such series of Unocal Preferred Stock or such shares of Unocal Common Stock, as the case may be, have been duly executed, countersigned, issued and delivered, against payment therefor of the consideration specified in such Board Resolutions, upon such exercise in accordance with the applicable Warrant Agreement and in the manner described in such Board Resolutions and in the Registration Statement, the applicable Prospectus and the applicable Prospectus Supplement, such shares of such series of Unocal Preferred Stock or such shares of Unocal Common Stock, as the case may be, will be validly issued, fully paid and nonassessable.

          9. When all requisite corporate action, including the adoption of appropriate Board Resolutions, has been taken by Unocal to authorize the issuance of any shares of Unocal Common Stock upon the conversion of any shares of any series of Unocal Preferred Stock providing for such conversion and the consideration to be received therefor upon such conversion, such shares of such series of Unocal Preferred Stock have been duly and validly issued in the manner contemplated by Paragraph 4, 7 or 8 above and surrendered to Unocal or its duly authorized agent for conversion in accordance with their terms and the terms of the Certificate of Designations of such series, and certificates evidencing such shares of Unocal Common Stock have been duly executed, countersigned, issued and delivered, against receipt by Unocal of the consideration specified in such Board Resolutions, upon such conversion in accordance with the Certificate of Designations of such series of Unocal Preferred Stock, such shares of Unocal Common Stock will be validly issued, fully paid and nonassessable.

          10. When all requisite corporate action, including the adoption of appropriate Board Resolutions, has been taken by Unocal to authorize the Supplemental Indenture, under which Unocal Subordinated Debentures are to be issued, and such Supplemental Indenture has

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Unocal Oil Company of California
Unocal Corporation
Unocal Capital Trust II
February 11, 2003
Page 8

been duly executed and delivered by the parties thereto, all requisite corporate action, including the adoption of appropriate Board Resolutions, has been taken by Unocal to establish the terms of and to authorize the issuance to the Trust of such Unocal Subordinated Debentures under such Unocal Subordinated Debt Indenture and the consideration to be received therefor, and such Unocal Subordinated Debenture have been duly completed and duly executed, authenticated, issued and delivered to the Trust against payment therefor of the consideration specified by such corporate action, in accordance with the Unocal Subordinated Debt Indenture and in the manner described in such corporate action and in the Registration Statement, the applicable Prospectus and the applicable Prospectus Supplement, such Unocal Subordinated Debentures will be validly issued and binding obligations of Unocal.

          11. When all requisite corporate action, including the adoption of appropriate Board Resolutions, has been taken by Unocal to authorize the Preferred Securities Guarantee Agreement, under which the Preferred Securities Guarantee is to be issued, and such Preferred Securities Guarantee Agreement has been duly executed and delivered by the parties thereto concurrently with the issuance and sale of the Trust Preferred Securities by the Trust, against payment therefor of the consideration specified by such corporate action, in accordance with the Trust Agreement and in the manner described in such corporate action and in the Registration Statement, the applicable Prospectus and the applicable Prospectus Supplement, such Preferred Securities Guarantee will be a valid and binding obligation of Unocal.

          12. When all requisite corporate action, including the adoption of appropriate Board Resolutions, has been taken by Unocal to authorize the issuance of shares of Unocal Common Stock upon the conversion or exchange of Unocal Subordinated Debentures and related Trust Preferred Securities providing for such conversion or exchange and the consideration to be received therefor upon such conversion or exchange, such Unocal Subordinated Debentures have been duly and validly issued in the manner contemplated by Paragraph 10 above and surrendered to Unocal or its duly authorized agent for conversion or exchange, as the case may be, in accordance with their terms and the terms of the Unocal Subordinated Debt Indenture, and certificates evidencing such shares of Unocal Common Stock have been duly executed, countersigned, issued and delivered, against receipt by Unocal of the consideration specified in such Board Resolutions, upon such conversion or exchange in accordance with the terms of such Unocal Subordinated Debentures and the terms of the Unocal Subordinated Debt Indenture, such shares of Unocal Common Stock will be validly issued, fully paid and nonassessable.

          13. When all requisite corporate action, including the adoption of appropriate Board Resolutions, has been taken by Unocal to establish the terms of and to authorize the issuance of Unocal Stock Purchase Contracts, and to authorize the applicable Unocal Stock Purchase Contract or other agreement pursuant to which the Unocal Stock Purchase Contract is issued and the consideration to be received therefor, and such Unocal Stock Purchase Contract or other agreement has been duly executed and delivered by the parties thereto against payment therefor of the consideration specified in such Board Resolutions, in accordance with such Unocal Stock Purchase Contract or other agreement and in the manner described in such Board Resolutions

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Unocal Oil Company of California
Unocal Corporation
Unocal Capital Trust II
February 11, 2003
Page 9

and in the Registration Statement, the applicable Prospectus and the applicable Prospectus Supplement, such Unocal Stock Purchase Contracts will be validly issued and binding obligations of Unocal.

          14. The Rights have been duly authorized and, when such Rights are issued in accordance with the Rights Agreement, together with shares of Unocal Common Stock duly and validly issued in the manner contemplated by Paragraphs 5, 7, 8, 9 and/or 12 above, such Rights will be validly issued.

          I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to me under the caption "Validity of the Securities" in each of the Prospectuses forming a part of the Registration Statement. In giving this consent, I do not thereby admit that I am included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.


                                   Very truly yours,



                                   /s/ CHARLES O. STRATHMAN